As filed with the Securities and Exchange Commission on March 1, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MORGAN STANLEY	DELAWARE	36-3145972
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1585 Broadway New York, New York 10036 (212) 761-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin M. Cohen, Esq. Counsel and Corporate Secretary Morgan Stanley 1585 Broadway New York, New York 10036 (212) 761-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy To: Christopher S. Schell, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, $0.01 par value per share	2,318,696	$78.88	$182,898,740.48	$19,954.25
(1)	Represents the number of shares of the registrant’s common stock issued upon the completion of the mergers described herein to the selling stockholders named herein.

(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share of the registrant’s common stock is $78.88, which is the average of the high and low prices per share of registrant’s common stock as reported on the New York Stock Exchange on February 24, 2021, which is within five business days prior to filing this registration statement.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $109.10 per $1,000,000 of the proposed maximum aggregate offering price.

PROSPECTUS

2,318,696 SHARES OF COMMON STOCK

This prospectus relates to the resale from time to time by the selling stockholders named herein (collectively with their respective pledgees, donees, assignees, transferees and successors and others who may hold any of such selling stockholder’s interest, the “Selling Stockholders”) of up to 2,318,696 shares of common stock, par value $0.01 per share of Morgan Stanley, a Delaware corporation (“Morgan Stanley”) (the “Common Stock”). The Common Stock offered under this prospectus was issued to such Selling Stockholders pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 7, 2020 by and among Morgan Stanley, Mirror Merger Sub 1, Inc., a Maryland corporation and wholly owned subsidiary of Morgan Stanley (“Merger Sub 1”), Mirror Merger Sub 2, LLC, a Maryland limited liability company and a wholly owned subsidiary of Morgan Stanley (“Merger Sub 2”), and Eaton Vance Corp., a Maryland corporation (“Eaton Vance”). Upon the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub 1 merged with and into Eaton Vance (the “First Merger”), with Eaton Vance surviving as a wholly owned subsidiary of Morgan Stanley, and (ii) immediately following the completion of the First Merger, Eaton Vance, as the surviving corporation from the First Merger, merged with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger and continuing as a wholly owned direct subsidiary of Morgan Stanley.

Pursuant to the Merger Agreement, Morgan Stanley is required to file this registration statement permitting the public resale of all shares of Morgan Stanley Common Stock issued in connection with the First Merger to the Voting Trust (as defined in the Merger Agreement) and/or any of the Voting Trustees (as defined in the Merger Agreement). Morgan Stanley will not receive any proceeds from the sale of these shares. Morgan Stanley will bear all of the expenses incurred in connection with the registration of these shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares.

The Selling Stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the Selling Stockholders, see the section entitled “Plan of Distribution” on page 5. For a list of the Selling Stockholders, see the section entitled “Selling Stockholders” on page 3.

Morgan Stanley may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Morgan Stanley’s Common Stock is traded on the New York Stock Exchange under the symbol “MS.” On February 24, 2021, the last reported sale price for Morgan Stanley’s Common Stock was $79.88 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2021

You should rely only on the information incorporated by reference or provided in this prospectus. Morgan Stanley has not authorized anyone else to provide you with different or additional information. Morgan Stanley is not making an offer of these securities in any state where the offer is not permitted. Except as we indicate under the heading “Prospectus Summary—Morgan Stanley,” the terms “Morgan Stanley,” “we,” “us” and “our” refer to Morgan Stanley excluding its consolidated subsidiaries.

i

Prospectus Summary

This summary highlights selected information from this prospectus. It may not contain all of the information that is important to you. You are urged to read carefully the entire prospectus and the other documents referred to or incorporated by reference into this prospectus. See “Where You Can Find More Information” beginning on page 6 of this prospectus.

Morgan Stanley

Morgan Stanley is a global financial services firm that maintains significant market positions in each of its business segments-Institutional Securities, Wealth Management and Investment Management. Morgan Stanley, through its subsidiaries and affiliates, provides a wide variety of products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Under this heading “—Morgan Stanley,” unless the context otherwise requires, the term “Morgan Stanley” means Morgan Stanley together with its consolidated subsidiaries.

A description of the clients and principal products and services of each of Morgan Stanley’s business segments is as follows:

•	Institutional Securities provides investment banking, sales and trading, lending and other services to corporations, governments, financial institutions and high to ultra-high net worth clients. Investment banking services consist of capital raising and financial advisory services, including services relating to the underwriting of debt, equity and other securities, as well as advice on mergers and acquisitions, restructurings, real estate and project finance. Sales and trading services include sales, financing, prime brokerage and market-making activities in the equity and fixed income businesses. Lending activities include originating corporate loans and commercial real estate loans, providing secured lending facilities, and extending financing to sales and trading customers. Other activities include Asia wealth management services, investments and research.

•	Wealth Management provides a comprehensive array of financial services and solutions to individual investors and small to medium-sized businesses and institutions covering: financial advisor-led brokerage and investment advisory services; self-directed brokerage services, including through the E*TRADE platform; financial and wealth planning services; workplace services including stock plan administration; annuity and insurance products; securities based lending, residential real estate loans and other lending products; banking; and retirement plan services.

•	Investment Management provides a broad range of investment strategies and products that span geographies, asset classes, and public and private markets to a diverse group of clients across institutional and intermediary channels. Strategies and products, which are offered through a variety of investment vehicles, include equity, fixed income, liquidity and alternative/other products. Institutional clients include defined benefit/defined contribution plans, foundations, endowments, government entities, sovereign wealth funds, insurance companies, third-party fund sponsors and corporations. Individual clients are generally served through intermediaries, including affiliated and non-affiliated distributors.

Morgan Stanley’s significant regulated U.S. and international subsidiaries include:

•	Morgan Stanley & Co. LLC, registered broker-dealer;

•	Morgan Stanley Smith Barney LLC, registered broker-dealer and investment adviser;

•	Morgan Stanley Europe SE, a German broker-dealer;

•	Morgan Stanley & Co. International plc, principal U.K. broker-dealer;

•	Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association, principal U.S. banking entities;

•	E*TRADE Bank and E*TRADE Savings Bank, U.S. banking entities; and

•	E*TRADE Securities LLC, registered broker-dealer.

Morgan Stanley was originally incorporated under the laws of the State of Delaware on October 1, 1981, and its predecessor companies date back to 1924. Morgan Stanley Common Stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “MS.”

The principal executive offices of Morgan Stanley are located at 1585 Broadway, New York, New York 10036; its telephone number is (212) 761-4000; and its website is www.morganstanley.com.

Based on share ownership of Morgan Stanley that MUFG has disclosed in its filings with the SEC, as of December 11, 2020, MUFG beneficially owned approximately 20.9% of the outstanding shares of Morgan Stanley Common Stock.

This prospectus incorporates important business and financial information about Morgan Stanley from other documents that are not included in or delivered with this prospectus. For a list of the documents that are incorporated by reference in this prospectus, see “Where You Can Find More Information” beginning on page 6 of this prospectus.

The Mergers

Overview

On October 7, 2020, Morgan Stanley entered into the Merger Agreement with Eaton Vance, Merger Sub 1 and Merger Sub 2. On March 1, 2021, upon the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub 1 merged with and into Eaton Vance, with Eaton Vance surviving as a wholly owned subsidiary of Morgan Stanley, and (ii) immediately following the completion of the First Merger, Eaton Vance, as the surviving corporation from the First Merger, merged with and into Merger Sub 2, with Merger Sub 2 surviving the Second Merger and continuing as a wholly owned direct subsidiary of Morgan Stanley.

Merger Consideration

Pursuant to the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of Eaton Vance non-voting common stock and each share of Eaton Vance voting common stock issued and outstanding immediately before the Effective Time (other than shares owned by Morgan Stanley or a subsidiary of Eaton Vance) was converted into, at the election of the holder, the right to receive (the consideration such holder elects, the “Merger Consideration”) either:

i.       Cash Consideration Electing Shares: $73.00 in cash;

ii.      Stock Consideration Electing Shares: 0.6589 of a share of Morgan Stanley Common Stock and $22.45 in cash; or

iii.     Non-Electing or Mixed Consideration Electing Shares: $28.25 in cash and 0.5833 of a share of Morgan Stanley Common Stock.

The Offering

Morgan Stanley is registering for resale from time to time by the Selling Stockholders of up to 2,318,696 shares of Morgan Stanley Common Stock issued to such Selling Stockholders in connection with the Merger Agreement.

Resale of Morgan Stanley Common Stock by Selling Stockholders

Morgan Stanley Common Stock offered by Selling Stockholders	2,318,696 shares of Morgan Stanley Common Stock
Morgan Stanley Common Stock outstanding prior to and after this offering	The number of shares of Morgan Stanley Common Stock outstanding will not be impacted by sales by the Selling Stockholders named herein.
Use of proceeds	Morgan Stanley will not receive any proceeds from the sale of shares of Morgan Stanley Common Stock by the Selling Stockholders.
Risk factors	You should read the “Risk Factors” section included in, and the risk factors incorporated by reference in, this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of Morgan Stanley Common Stock.
Trading market and ticker symbol	Morgan Stanley’s Common Stock is traded on the New York Stock Exchange under the symbol “MS.”

Risk Factors

You should carefully consider the information contained in or incorporated by reference into this prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 3 of this prospectus. For a discussion of the risk factors affecting Morgan Stanley and its business, including risks related to the COVID-19 pandemic, market risk, credit risk, operational risk, liquidity risk, legal, regulatory and compliance risk, risk management, competitive environment, international risk and acquisition, divestiture and joint venture risk, among others, see “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our other current and periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (file number 001-11758), that are incorporated by reference into this prospectus. For information on where you can obtain copies of this information, see “Where You Can Find More Information” beginning on page 6 of this prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, including the information included or incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. In addition, the management of Morgan Stanley may make forward-looking statements to analysts, investors, representatives of the media and others. Forward-looking statements include statements that refer to expectations, projections, or other characterizations of future events or circumstances and are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “assume,” “intend,” “plan,” “forecast,” “explore,” “predict,” “project,” “view,” “will,” “may,” “might,” “aim,” “target,” “intend,” “can,” “could,” “should,” “continue,” “build,” “improve,” “growth,” “increase,” “probably,” “potential,” “strategy,” “seek,” “objective” or the negatives thereof and other similar expressions.

These forward-looking statements, which reflect Morgan Stanley’s management’s beliefs, objectives and expectations as of the date of this prospectus, or in the case of any information included or incorporated by reference, as of the date of those documents, are necessarily estimates. Achievement of the expressed beliefs, objectives and expectations is subject to risks and uncertainties that could cause actual results to differ materially. Factors that may cause Morgan Stanley’s results to differ materially from those described in the forward-looking statements can be found in Morgan Stanley’s filings with the SEC, including the Morgan Stanley 2020 10-K.

You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or the date of any information included or incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus and attributable to Morgan Stanley or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Morgan Stanley undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Use of Proceeds

Morgan Stanley is filing the registration statement of which this prospectus is a part to permit the Selling Stockholders to resell shares of Morgan Stanley Common Stock. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of Morgan Stanley Common Stock held by the Selling Stockholders.

Selling Stockholders

This prospectus covers the resale from time to time by the Selling Stockholders of up to 2,318,696 shares of Morgan Stanley Common Stock issued to such Selling Stockholders in connection with the Merger Agreement. Pursuant to the Merger Agreement, Morgan Stanley agreed to file this registration statement permitting the public resale of all shares of Morgan Stanley Common Stock issued in connection with the First Merger to the Voting Trust and/or any of the Voting Trustees within one business day following the closing of the Mergers. The registration statement of which this prospectus is a part has been filed in accordance with the Merger Agreement.

The following table sets forth information as of the date of this prospectus provided by each Selling Stockholder regarding the beneficial ownership of shares of Morgan Stanley Common Stock by each Selling Stockholder and the number of shares of Morgan Stanley Common Stock that may from time to time be offered or sold pursuant to this prospectus by each Selling Stockholder. The percentage of shares of Morgan Stanley Common Stock beneficially owned by each Selling Stockholder before the offering is based on 1,811,846,061 shares of Morgan Stanley Common Stock outstanding as of February 24, 2021. The information regarding shares beneficially owned after the offering by each Selling Stockholder assumes the sale of all shares of Morgan Stanley Common Stock offered by the Selling Stockholders and that the Selling Stockholders do not acquire any additional shares of Morgan Stanley Common Stock. Information in the table below with respect to beneficial ownership has been furnished by the Selling Stockholders.

Information concerning the Selling Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when required. The Selling Stockholders may offer all, some or none of their shares of Morgan Stanley Common Stock. Morgan Stanley cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Morgan Stanley Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Morgan Stanley Common Stock. Generally, a person “beneficially owns” shares of Morgan Stanley Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. Except as described herein or under the filings which are incorporated by reference herein, none of the Selling Stockholders identified below nor any of their respective affiliates, officers, directors or principal equity holders (5% or more) has held any position or office with Morgan Stanley or had a material relationship with Morgan Stanley during the past three years.

Name of Selling Stockholder	Shares of Morgan Stanley Common Stock Beneficially Owned Prior to Offering		Number of Morgan Stanley Shares of Common Stock Being Offered(1)	Shares of Morgan Stanley Common Stock to be Beneficially Owned After Offering(2)
	Number	Percentage	Offered	Number	Percentage
Andrew Sveen	19,955	*	19,955	—	—
Brian D. Langstraat	98,055	*	98,055	—	—
Charles B. Reed	88,589	*	88,589	—	—
Craig P. Russ	67,931	*	67,931	—	—
Craig R. Brandon	33,523	*	33,523	—	—
Cynthia J. Clemson	51,405	*	51,405	—	—
Daniel C. Cataldo	69,594	*	69,594	—	—
David C. McCabe	23,066	*	23,066	—	—
Edward James Perkin	33,180	*	33,180	—	—
Eric Andrew Stein	17,840	*	17,840	—	—
Frederick S. Marius	44,109	*	44,109	—	—
James H. Evans	32,343	*	32,343	—	—
John Henry Streur	16,085	*	16,085	—	—
John Lawrence Shea	31,210	*	31,210	—	—
Laurie G. Hylton	155,568	*	155,568	—	—
Lewis R. Piantedosi	31,149	*	31,149	—	—
Matthew Witkos(3)	146,928	*	146,918	10	*
Maureen A. Gemma	29,937	*	29,937	—	—
Michael Cirami	33,881	*	33,881	—	—
Payson F. Swaffield	122,415	*	122,415	—	—
Ray Kelly Williams, Jr.	18,950	*	18,950	—	—
Thomas C. Seto	64,385	*	64,385	—	—
Thomas E. Faust Jr.	1,058,887	*	1,058,887	—	—
Thomas Lee	29,721	*	29,721	—	—

* Represents less than 1% of the total aggregate amount of Morgan Stanley Common Stock outstanding as of February 24, 2021.

(1) The number of shares of Morgan Stanley Common Stock in this column represents all of the shares of Morgan Stanley Common Stock that a Selling Stockholder may offer and sell from time to time under this prospectus.

(2) We do not know when or in what amounts a Selling Stockholder may offer shares of Morgan Stanley Common Stock for sale. The Selling Stockholders might not sell any or might sell all of the shares of Morgan Stanley Common Stock offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares of Morgan Stanley Common Stock pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Morgan Stanley Common Stock, we cannot estimate the number of the shares of Morgan Stanley Common Stock that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Stockholders.

(3) Consists of (i) 146,918 shares of Morgan Stanley Common Stock beneficially owned by Matthew Witkos issued in connection with the Mergers and offered pursuant to this prospectus and (ii) 10 shares of Morgan Stanley Common Stock beneficially owned by Matthew Witkos independent of shares received in connection with the Mergers that will not be offered pursuant to this prospectus.

Plan of Distribution

The Selling Stockholders may sell, transfer or otherwise dispose of any or all of their shares of Morgan Stanley Common Stock or interests in shares of Morgan Stanley Common Stock on the NYSE or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein, which may include the use of the services of Morgan Stanley & Co. LLC or other Morgan Stanley affiliates:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of Morgan Stanley Common Stock as agent, but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	agreements entered into between broker-dealers and Selling Stockholders to sell a specified number of shares of Morgan Stanley Common Stock at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Morgan Stanley Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Morgan Stanley Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Morgan Stanley Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Morgan Stanley Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Morgan Stanley Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of Morgan Stanley Common Stock short and deliver shares of Morgan Stanley Common Stock to close out their short positions, or loan or pledge Morgan Stanley Common Stock to broker-dealers that in turn may sell the shares of Morgan Stanley Common Stock. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Morgan Stanley Common Stock offered by this prospectus, which Morgan Stanley Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of Morgan Stanley Common Stock offered by them will be the purchase price of Morgan Stanley Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Morgan Stanley Common Stock to be made directly or through agents. Morgan Stanley will not receive any of the proceeds from the resale of Morgan Stanley Common Stock being offered by the Selling Stockholders.

The Selling Stockholders also may resell all or a portion of the shares of Morgan Stanley Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of Morgan Stanley Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of Morgan Stanley Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, Morgan Stanley Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states Morgan Stanley Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Morgan Stanley has advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Morgan Stanley has agreed to use reasonable best efforts to maintain the effectiveness of the registration statement of which this prospectus constitutes a part until the earlier of such time as (i) all shares of Morgan Stanley Common Stock covered by the registration statement have been sold pursuant thereto and (ii) all such shares may be sold pursuant to Rule 144 under the Securities Act and any restrictive legend on such shares has been removed or will be removed upon resale.

Legal Matters

The validity of the shares of Morgan Stanley Common Stock being offered by this prospectus will be passed upon for Morgan Stanley by Davis Polk & Wardwell LLP.

Experts

The financial statements of Morgan Stanley incorporated into this prospectus by reference from Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Morgan Stanley’s internal control over financial reporting as of December 31, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

Morgan Stanley files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information that Morgan Stanley electronically files. The address of the SEC’s website is http://www.sec.gov. You can find information Morgan Stanley has filed with the SEC by reference to file number 001-11758.

This prospectus is part of a registration statement Morgan Stanley filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on Morgan Stanley and its consolidated subsidiaries and the securities being offered. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or that Morgan Stanley otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Morgan Stanley’s Common Stock, par value $0.01 per share, is listed on the New York Stock Exchange LLC under the symbol “MS.” You may inspect reports, proxy statements and other information concerning Morgan Stanley and its consolidated subsidiaries at the offices of the New York Stock Exchange LLC, 20 Broad Street, New York, New York 10005.

The SEC allows Morgan Stanley to incorporate by reference much of the information Morgan Stanley files with it, which means that Morgan Stanley can disclose important information to you by referring you to those publicly available documents. The information that Morgan Stanley incorporates by reference in this prospectus is considered to be part of this prospectus. Because Morgan Stanley is incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that Morgan Stanley incorporates by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings Morgan Stanley makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed) until the termination of each offering under this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	Current Report on Form 8-K dated March 1, 2021; and

•	description of Morgan Stanley’s Common Stock in its Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on January 15, 1993, as amended by the description contained in the Forms 8 dated February 11, February 21 and February 22, 1993 and as further amended by the description contained in the Form 8-K dated June 21, 2007.

You can request a copy of these documents, excluding exhibits not specifically incorporated by reference into these documents, at no cost, by writing or telephoning Morgan Stanley at the following address:

Morgan Stanley 1585 Broadway New York, New York 10036 Attention: Investor Relations (212) 761-4000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following are the expenses of the issuance and distribution of the securities being registered, all of which will be paid by the registrant, other than the underwriting discounts and commissions. All of these expenses are estimated other than the registration fee.

Registration fee	$19,954.25
Legal fees and expenses	150,000
Accounting fees and expenses	25,000
Total	$194,954.25

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article VIII of the Amended and Restated Certificate of Incorporation of Morgan Stanley (“Certificate of Incorporation”) and Section 6.07 of the Amended and Restated Bylaws of Morgan Stanley (“Bylaws”), each as amended to date, provide for the indemnification of Morgan Stanley’s directors and officers. The Certificate of Incorporation provides that any person who is a director or officer of Morgan Stanley shall be indemnified by Morgan Stanley to the fullest extent permitted from time to time by applicable law. In addition, the Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of Morgan Stanley or a director or elected officer of a corporation, trust, limited liability company or other non-corporate business enterprise a majority of the capital stock (other than directors’ qualifying shares) of which is owned directly or indirectly by Morgan Stanley (a “Subsidiary”) shall be indemnified and held harmless by Morgan Stanley to the fullest extent permitted by applicable law. The right to indemnification under the Bylaws includes the right to be paid the expenses incurred in defending a proceeding in advance of its final disposition upon receipt (unless Morgan Stanley upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Morgan Stanley.

Morgan Stanley’s Bylaws also provide that Morgan Stanley may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by Morgan Stanley for the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of Morgan Stanley or a Subsidiary and to any person who is or was serving at the request of Morgan Stanley or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by Morgan Stanley or a Subsidiary, to the fullest extent as the Bylaws provide with respect to indemnification of, and advancement of expenses for, directors and officers of Morgan Stanley. However, Morgan Stanley’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise may be reduced by any amount such person collects as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

Under the Bylaws, Morgan Stanley has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of Morgan Stanley or a Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not Morgan Stanley would have the power to indemnify that person against that expense, liability or loss under the provisions of applicable law.

Morgan Stanley has in effect insurance policies for general officers’ and directors’ liability insurance.

Item 16. Exhibits

Morgan Stanley’s Exchange Act file number is 001-11758.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 7, 2020, among Morgan Stanley, Mirror Merger Sub 1, Inc., Mirror Merger Sub 2, LLC and Eaton Vance Corp. (previously filed as an exhibit to Morgan Stanley’s Current Report on Form 8-K dated October 8, 2020, and incorporated herein by reference).*

5.1	Opinion of Davis Polk & Wardwell LLP regarding validity of the shares of Morgan Stanley Common Stock being registered hereunder.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm of Morgan Stanley.

23.2	Consent of Davis Polk & Wardwell LLP (included in the opinion filed as Exhibit 5.1 to the registration statement).

24.1	Power of Attorney (included in the signature page to the registration statement).

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Item 17. Undertakings

(1)  The undersigned registrant hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(e)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 1st day of March, 2021.

MORGAN STANLEY (Registrant)

By:	/s/ JAMES P. GORMAN
	Name:	James P. Gorman
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Jonathan Pruzan, Raja Akram, John Ryan, Eric F. Grossman and Martin M. Cohen, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Morgan Stanley and in the capacities and on the date indicated as of this 1st day of March, 2021.

Signature	Title

/s/ JAMES P. GORMAN	Chairman and Chief Executive Officer
James P. Gorman	(Principal Executive Officer)

/s/ JONATHAN PRUZAN	Executive Vice President and Chief Financial Officer
Jonathan Pruzan	(Principal Financial Officer)

/s/ RAJA J. AKRAM	Deputy Chief Financial Officer
Raja J. Akram	(Chief Accounting Officer and Controller)

/s/ ELIZABETH CORLEY	Director
Elizabeth Corley

/s/ ALISTAIR DARLING	Director
Alistair Darling

/s/ THOMAS H. GLOCER	Director
Thomas H. Glocer

/s/ ROBERT H. HERZ	Director
Robert H. Herz

/s/ NOBUYUKI HIRANO	Director
Nobuyuki Hirano

/s/ SHELLEY B. LEIBOWITZ	Director
Shelley B. Leibowitz

/s/ STEPHEN J. LUCZO	Director
Stephen J. Luczo

/s/ JAMI MISCIK	Director
Jami Miscik

/s/ DENNIS M. NALLY	Director
Dennis M. Nally

/s/ TAKESHI OGASAWARA	Director
Takeshi Ogasawara

/s/ HUTHAM S. OLAYAN	Director
Hutham S. Olayan

/s/ MARY L. SCHAPIRO	Director
Mary L. Schapiro

/s/ PERRY M. TRAQUINA	Director
Perry M. Traquina

/s/ RAYFORD WILKINS, JR.	Director
Rayford Wilkins, Jr.